UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2010

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2010, Manhattan Pharmaceuticals, Inc. (the “Company” or "Manhattan") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Ariston Pharmaceuticals, Inc., a Delaware corporation ("Ariston") and Ariston Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the "Merger Sub").  Pursuant to the terms and conditions set forth in the Merger Agreement, on March 8, 2010, the Merger Sub merged with and into Ariston (the "Merger"), with Ariston being the surviving corporation of the Merger.  As a result of the Merger, Ariston became a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the consideration payable by the Company to the stockholders and note holders of Ariston consists of the issuance of 7,062,423 shares of the Company's common stock, par value $0.001 per share, ("Common Stock") at Closing (as defined in the Merger Agreement) plus the right to receive up to an additional 24,718,481 shares of Common Stock (the “Milestone Shares”) upon the achievement of certain product-related milestones described below.  In addition, the Company has reserved 38,630,723 shares of its Common Stock for possible future issuance in connection with the conversion of $15.45 million of outstanding Ariston convertible promissory notes.  The note holders will not have any recourse to the Company for repayment of the notes (their sole recourse being to Ariston), but the note holders will have the right to convert the notes into shares of the Company's Common Stock at the rate of $0.40 per share.  Further, the Company has reserved 5,000,000 shares of its Common Stock for possible future issuance in connection with the conversion of $1.0 million of an outstanding Ariston convertible promissory note issued in satisfaction of a trade payable.  The note holder will not have any recourse to the Company for repayment of the note (their sole recourse being to Ariston), but the note holder will have the right to convert the note into shares of the Company's Common Stock at the rate of $0.20 per share.

Upon the achievement of the milestones described below, the Company would be obligated to issue portions of the Milestone Shares to the former Ariston stockholders and noteholders

•
Upon the affirmative decision of the Company’s Board of Directors, provided that such decision is made prior to March 8, 2011, to further develop the AST-914 metabolite product candidate, either internally or through a corporate partnership, the Company would issue 8,828,029 of the Milestone Shares.

•	Upon the acceptance by the FDA of the Company's filing of the first New Drug Application for the AST-726 product candidate, the Company would issue 7,062,423 of the Milestone Shares.

•	Upon the Company receiving FDA approval to market the AST-726 product candidate in the United States of America, the Company would issue 8,828,029 of the Milestone Shares.

Certain members of the Company's board of directors and principal stockholders of the Company owned Ariston securities.  Timothy McInerney, a director of Manhattan, owned 16,668 shares of Ariston common stock which represented less than 1% of Ariston’s outstanding common stock as of the closing of the Merger.  Neil Herskowitz, a director of Manhattan, indirectly owned convertible promissory notes of Ariston with interest and principal in the amount of $192,739.  Michael Weiser, a director of Manhattan, owned 117,342 shares of Ariston common stock, which represented approximately 2.1% of Ariston’s outstanding common stock as of the closing of the Merger.  Lindsay Rosenwald, a more than 5% beneficial owner of Manhattan common stock, in his individual capacity and indirectly through trusts and companies he controls owned 511,552 shares of Ariston common stock, which represented approximately 9.2% of Ariston’s outstanding common stock as of the closing of the Merger and indirectly owned convertible promissory notes of Ariston in the amount of $141,438.

The description of the Merger and Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 hereto, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to stockholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Closing of the Merger, on March 8, 2010, Dr. Michael Weiser and Malcolm Hoenlin resigned from the Company's Board of Directors.  Pursuant to the terms of the Merger Agreement, the Company will appoint Malcolm Morville, PhD and David Shimko, each of whom was a director of Ariston immediately prior to the Merger, to fill the vacancies on the Company's Board of Directors created by the resignations of Dr. Weiser and Mr. Hoenlin.

Item 8.01.	Other Events.

On March 12, 2010, the Company issued a press release announcing the completion of the Merger described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Manhattan Pharmaceuticals, Inc., Ariston Pharmaceuticals, Inc. and Ariston Merger Corp. dated March 8, 2010.

99.1	Press release issued by the Company on March 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: March 12, 2010	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer